EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM
We consent to the incorporation by reference in

the following Registration Statements (including all amendments thereto):
1.

Registration Statement (Form S-3 No. 333-239730) of

Coronado Global Resources Inc.;

2.

Registration Statement

(Form S-8

No. 333-236597)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive Director Plan;
3.

Registration Statement

(Form S-8

No. 333-249566)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan; and
4.

Registration Statement

(Form S-8

No. 333-275748)

pertaining to

the Coronado

Global Resources

Inc.
Employee Stock Purchase Plan.

of our reports dated February 20, 2024 with respect to the consolidated financial statements of Coronado Global
Resources, Inc. and the effectiveness of internal control

over financial reporting of Coronado Global Resources,
Inc. included

in this

Annual Report

(Form 10-K) of

Coronado Global Resources,

Inc. for

the year

ended December
31, 2023.

/s/ Ernst & Young
Brisbane, Australia
February 20, 2024